Exhibit 99.1

    ProAssurance Reports Fourth Quarter and Full Year 2004 Results

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Feb. 23, 2005--ProAssurance Corporation (NYSE:PRA):

    SUMMARY

    Net Income for ProAssurance Corporation (NYSE:PRA) was $21.5 million, or $0.69 per diluted share for the fourth quarter of 2004 and Net Income for the year was $72.8 million, or $2.37 per diluted share. These results reflect implementation of the new requirement to recognize the dilutive effect of our outstanding convertible debentures. By achieving a consolidated combined ratio of 99.2% in 2004, ProAssurance reached an important milestone in returning to underwriting profitability. ProAssurance's cash flow from operations was a record $373.5 million and Book Value per Share rose to a new high of $20.92 at December 31, 2004.

    ProAssurance Corporation (NYSE:PRA) reports the following results for the fourth quarter and full year 2004:


Unaudited Consolidated Financial Summary:
(in thousands, except per share and ratio data)

                         Three Months Ended           Year Ended
                            December 31,              December 31,
                           2004      2003           2004       2003
                        ---------------------   ---------------------
Gross Premiums Written   $189,365  $182,894      $ 789,660 $  740,110
                        ========== ==========   ========== ==========
Net Premiums Written     $178,974  $171,075      $ 717,059 $  668,909
                        ========== ==========   ========== ==========
Net Premiums Earned      $186,934  $172,204      $ 696,020 $  623,514
                        ========== ==========   ========== ==========
Net Investment Income    $ 24,033  $ 20,226      $  87,225 $   73,619
                        ========== ==========   ========== ==========
Net Realized Investment
 Gains                   $    263  $  1,843      $   7,609 $    5,992
                        ========== ==========   ========== ==========
Total Revenues           $211,860  $196,216      $ 794,553 $  709,640
                        ========== ==========   ========== ==========
Guaranty Fund
 Assessments (Credits)   $   (308) $   (105)     $     396 $      321
                        ========== ==========   ========== ==========
Interest Expense         $  1,977  $  1,151      $   6,515 $    3,409
                        ========== ==========   ========== ==========
Total Expenses           $181,874  $177,519      $ 697,085 $  659,306
                        ========== ==========   ========== ==========
Net Income               $ 21,509  $ 13,827      $  72,811 $   38,703
                        ========== ==========   ========== ==========
Net Cash Provided by
 Operations              $ 88,757  $ 65,465      $ 373,541 $  282,801
                        ========== ==========   ========== ==========
Weighted average number
 of common shares
 outstanding
     Basic                 29,196    29,016           29,164   28,956
     Diluted               32,036    31,824           31,984   30,389
Earnings per share
   Net Income per share
    (basic)              $   0.74  $   0.48      $    2.50 $     1.34
                        ========== ==========   ========== ==========
   Net Income per share
    (diluted)            $   0.69  $   0.46      $    2.37 $     1.32
                        ========== ==========   ========== ==========
Net Loss Ratio               80.2%     86.7%            82.3%    88.4%
                        ========== ==========   ========== ==========
Expense Ratio                16.0%     15.7%            16.9%    16.7%
                        ========== ==========   ========== ==========
Combined Ratio               96.2%    102.4%            99.2%   105.1%
                        ========== ==========   ========== ==========
Operating Ratio              83.3%     90.7%            86.7%    93.3%
                        ========== ==========   ========== ==========


Unaudited Balance Sheet Highlights:
(in millions, except per share data)

                                         December 31,    December 31,
                                            2004            2003
                                          ---------       ---------
Stockholders' Equity                       $   611         $   546
Total Investments                          $ 2,455         $ 2,056
Net Unrealized After-Tax Gains             $    24         $    34
Total Assets                               $ 3,240         $ 2,879
Policy Liabilities                         $ 2,413         $ 2,173
Book Value per Share                       $ 20.92         $ 18.77


Professional Liability Segment / Selected Data
(in thousands, except ratios)
                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                                 2004      2003      2004      2003
                              -------------------  -------------------
Gross Premiums Written         $135,398  $131,981  $573,592  $543,323
                              ========= =========  ========= =========
Net Premiums Written           $132,304  $126,036  $527,753  $490,952
                              ========= =========  ========= =========
Net Premiums Earned            $139,318  $128,166  $512,655  $453,246
                              ========= =========  ========= =========
Net Investment Income          $ 20,461  $ 17,525  $ 75,029  $ 63,099
                              ========= =========  ========= =========
Net Realized Investment Gains  $    224  $  1,815  $  4,832  $  5,858
                              ========= =========  ========= =========
Total Revenues                 $160,083  $148,935  $593,857  $526,663
                              ========= =========  ========= =========
Total Expenses                 $141,435  $139,206  $537,578  $506,006
                              ========= =========  ========= =========
Net Loss Ratio                     86.7%     94.6%     89.8%     96.9%
Expense Ratio                      14.9%     14.0%     15.0%     14.7%
                              --------- ---------  --------- ---------
Combined Ratio                    101.6%    108.6%    104.8%    111.6%
                              ========= =========  ========= =========
Operating Ratio                    86.9%     94.9%     90.2%     97.7%
                              ========= =========  ========= =========


Personal Lines Segment /Selected Data
         (in thousands, except ratios)

                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                                  2004     2003      2004       2003
                                -----------------  ------------------
Gross Premiums Written          $53,967  $50,913   $216,068  $196,787
                                ======== ========  ========  ========
Net Premiums Written            $46,670  $45,039   $189,306  $177,957
                                ======== ========  ========  ========
Net Premiums Earned             $47,616  $44,038   $183,365  $170,268
                                ======== ========  ========  ========
Net Investment Income           $ 2,936  $ 2,609   $ 10,879  $ 10,253
                                ======== ========  ========  ========
Net Realized Investment Gains
 (Losses)                       $   (28) $    28   $     37  $    134
                                ======== ========  ========  ========
Total Revenues                  $51,074  $47,189   $196,639  $182,710
                                ======== ========  ========  ========
Total Expenses                  $38,464  $37,161   $152,992  $149,586
                                ======== ========  ========  ========
Net Loss Ratio                     61.3%    63.6%      61.3%     65.8%
Expense Ratio                      19.5%    20.8%      22.1%     22.1%
                                -------- --------  --------  --------
Combined Ratio                     80.8%    84.4%      83.4%     87.9%
                                ======== ========  ========  ========
Operating Ratio                    74.6%    78.5%      77.5%     81.9%
                                ======== ========  ========  ========

    About Our Segments

    Our professional liability segment focuses on the delivery of professional liability insurance to physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care. Our principal professional liability companies are The Medical Assurance Company, ProNational Insurance Company, and Red Mountain Casualty Insurance Company. We also write professional liability business through Medical Assurance of West Virginia. Our Personal Lines segment is comprised of MEEMIC Insurance Company, which provides auto and homeowners' coverage for Michigan's educational employees and their families.

    Commentary

    Consolidated Results

    -- For 2004, ProAssurance's consolidated combined ratio was 99.2%.

    --  There was no change in goodwill in the quarter.

    -- We completed an in-depth review of our loss reserves in both segments in the quarter and we remain confident in their adequacy.

    -- The implementation of EITF 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings per Share, reduced net earnings per diluted share by $0.04 for the fourth quarter of 2004 and $0.01 for the fourth quarter of 2003. Implementing EITF 04-8 reduced net earnings per diluted share by $0.11 for full year 2004 and by $0.01 for 2003.

    Professional Liability Results

    -- Favorable net reserve development in Professional Liability was $8.7 million for the year.

    -- In the fourth quarter we commuted all our reinsurance contracts with the Gerling organization.

    -- Our 2004 average renewal rate increase was 18.6%; our 2004 retention rate was approximately 83%, and total policyholder count was up slightly.

    Personal Lines Results

    -- Personal Lines prior year net reserves increased by $1.0 million during the quarter. For the year, favorable development was $7.9 million.

    Conference Call Information

    -- Live: Wednesday, February 23, 2005, 10:00 AM ET. Dial (877) 407-8293 or (201) 689-8349 outside North America. The call will also be webcast on our Web site, ProAssurance.com, and on StreetEvents.com.

    --  Replay: Telephone, through March 2, 2005 at (877) 660-6853 or
        (201) 612-7415, account number 4400 and access code 133424; an internet replay will be available through March 15, 2005 at the same Web sites.

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with more than $3.2 billion in assets and almost $790 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, our principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. We are the tenth largest writer of personal auto coverage in Michigan through our subsidiary, MEEMIC Insurance Company.
    A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and our principal professional liability subsidiaries and MEEMIC, Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong"), and Fitch assigns a rating of "A-" to our subsidiaries The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2003 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by us or any other person that our objectives or plans will be realized. We expressly disclaim any obligation to update or alter our forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com